UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934*

Date of report (Date of earliest event reported) April 16, 2008

Finlay Fine Jewelry Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-59380 (Commission File Number)	13-3287757 (IRS Employer Identification No.)

529 Fifth Avenue, New York, New York (Address of principal executive offices)	10017 (Zip Code)

Registrant’s telephone number, including area code (212) 808-2800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_______________
*	The Registrant is not subject to the filing requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 and is voluntarily filing this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Reduced Bonus Program

On April 16, 2008, the Compensation Committees of the Boards of Directors of Finlay Enterprises, Inc. (“Finlay Enterprises”) and Finlay Fine Jewelry Corporation (“Finlay Jewelry” and collectively with Finlay Enterprises, “Finlay”), in recognition of the current challenging economic environment and the impact on Finlay of recent host-store consolidations, approved a reduced bonus program under the Finlay Enterprises, Inc. 2007 Cash Bonus Plan for the 2008 fiscal year. The reduced bonus program formula applies to all eligible executive officers under the 2007 Cash Bonus Plan, including Arthur E. Reiner (Chairman, President and Chief Executive Officer of Finlay Enterprises and Chairman and Chief Executive Officer of Finlay Jewelry), and makes it significantly more difficult for executives to earn an annual cash bonus than in prior years.

For bonus opportunities for the 2008 fiscal year under the 2007 Cash Bonus Plan, the Compensation Committees established guidelines for an annual cash bonus pool that may be paid for 2008, rather than tying cash bonus awards solely to the participant’s base salary based on his or her achievement of the selected performance goal. Under the cash bonus pool, cash bonus awards will be paid for the 2008 fiscal year only if Finlay Jewelry’s performance exceeds 100% of the target level of EBITA. In prior years, annual cash bonuses were paid if performance was less than, but at least 80% of, the EBITA target level. For the 2008 fiscal year, the potential cash bonus payout for each executive officer is based on a percentage of the overall bonus pool, with the individual percentages determined by the Compensation Committees using a formula that took into account the individual’s 2008 base salary and the percentage of base salary the individual was entitled to receive as a cash bonus for fiscal 2007 for achieving 100% of the target level of EBITA.

Along with the other eligible participants in the 2007 Cash Bonus Plan, each of Mr. Reiner, Joseph M. Melvin (President and Chief Operating Officer of Finlay Jewelry), Leslie A. Philip (Executive Vice President and Chief Merchandising Officer of Finlay Jewelry), Joyce Manning Magrini (Executive Vice President – Administration of Finlay Jewelry) and Bruce E. Zurlnick (Senior Vice President, Treasurer and Chief Financial Officer of Finlay Jewelry) are entitled to receive annual cash bonuses for the 2008 fiscal year equal to a specified percentage of the overall bonus pool for the 2008 fiscal year.

The overall amount of the bonus pool will be determined based on the achievement by Finlay Jewelry of the target level of EBITA (on a FIFO basis) for the 2008 fiscal year, as follows:

(i)	if EBITA (on a FIFO basis) is less than or equal to 100% of the target level, then the bonus pool is zero;
(ii)	if EBITA (on a FIFO basis) exceeds 100% of the target level, the bonus pool consists of the following:
(a)	100% of the amount by which EBITA exceeds 100% of the target level up to $2 million;
(b)	50% of the amount by which EBITA exceeds 100% of the target level from $2 million to $3 million; and
(c)	25% of the amount by which EBITA exceeds 100% of the target level above $3 million.

If the bonus pool is zero, no cash bonus awards will be paid under the 2007 Cash Bonus Plan for the 2008 fiscal year. The cash incentive compensation for any officer under the plan is contingent upon continued employment with Finlay through April 25, 2009, subject to the terms of any bonus arrangement agreed to by Finlay and such officer pursuant to a written agreement or otherwise.

Other members of senior management will participate in the same bonus pool described above for the 2008 fiscal year, and will receive annual cash bonuses for the 2008 fiscal year equal to a specified percentage of the overall bonus pool, based on (i) the achievement by Finlay Jewelry of the same target level of EBITA (on a FIFO basis) and (ii) achievement of individual goals and objectives established by the Compensation Committees.

Edward J. Stein (Senior Vice President and Director of Stores of Finlay Jewelry), will retire on June 23, 2008, and will not participate in the annual cash bonus pool for 2008.

Establishment of 2008 Fiscal Year Performance Goals

On April 16, 2008, the Compensation Committees also approved the 2008 fiscal year target level of EBITA (on a FIFO basis) performance goal for determining the annual cash bonus awards under the 2007 Cash Bonus Plan, and approved the same target level of EBITA (on a FIFO basis) as the performance goal for the 2008 fiscal year stock incentive compensation award opportunity under Finlay Enterprise’s 2007 Long Term Incentive Plan for Mr. Reiner, pursuant to the terms of his employment agreement.

Amendment to the Change of Control Executive Severance Plan

On April 16, 2008, the Compensation Committees amended the Finlay Fine Jewelry Corporation Change of Control Executive Severance Plan (the “Plan”) to provide that certain employees designated by the Compensation Committees on such date are eligible, subject to the terms and conditions of the Plan, for a severance benefit equal to one times the sum of base salary plus bonus, rather than a severance benefit equal to two times the sum of base salary plus bonus as otherwise provided under the Plan. The Plan was also amended to provide that any employee designated as eligible for participation in the Plan thereafter will be eligible for a severance benefit in an amount as specified by the Compensation Committees in writing at the time of such designation, but in no event in excess of two times the sum of base salary plus bonus. The severance benefit payable to eligible employees designated prior to April 16, 2008 was unchanged.

The foregoing description of the amendment to the Plan is only a summary and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached as Exhibit 10.26(a) to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description
10.26(a)	Amendment No. 1, dated as of April 16, 2008, to the Finlay Fine Jewelry Corporation Change of Control Executive Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINLAY FINE JEWELRY CORPORATION
Date: April 22, 2008	By:	/s/ Bruce E. Zurlnick
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer

Exhibit Index

Exhibit
10.26(a)	Amendment No. 1, dated as of April 16, 2008, to the Finlay Fine Jewelry Corporation Change of Control Executive Severance Plan.